December 21, 1998

Arol I. Buntzman
325 Mile Square Road
Yonkers, New York 10701

Dear Arol:

     This will confirm our agreement regarding the shares of capital stock of Educational Video Conferencing, Inc. owned by us. Until March 1, 2000 all of such shares shall be voted as you direct on any matter requiring the vote or consent of shareholders.

                                        Sincerely yours,

                                            /s/

                                        Richard and Bonnie Goldenberg

AGREED:

  /s/
--------------------
Arol I. Buntzman